UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
JOHNSON & JOHNSON

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
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JOHNSON & JOHNSON
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Johnson & Johnson (the “Company”) dated March 11, 2020 and made available to the Company’s shareholders in connection with the Company’s Annual Meeting of Shareholders to be held on April 23, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to the Company’s shareholders on or about March 31, 2020. The Company’s Proxy Statement and 2019 Annual Report are available on the Company’s website at www.investor.jnj.com/gov/annualmeetingmaterials.cfm or at www.proxyvote.com/JNJ.

Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 23, 2020 at 10:00 a.m. Eastern Time
Online Meeting Only by Remote Communication - No Physical Meeting Location

To the Shareholders of Johnson & Johnson:

In light of the coronavirus outbreak (“COVID-19”), public health concerns, New Jersey Governor Phil Murphy’s declaration of a state of emergency on March 9, 2020 and government-recommended and required limits on public gatherings, and to assist in protecting the health and well-being of the Company’s shareholders, employees and representatives, NOTICE IS HEREBY GIVEN that the location of our 2020 Annual Meeting of Shareholders (the “Annual Meeting”) has been changed and will be conducted exclusively online by remote communication.

The meeting will still be held at 10:00 a.m. Eastern Time on April 23, 2020. As described in the proxy materials for the Annual Meeting previously distributed, shareholders of record as of the close of business on February 25, 2020 will be able to vote and ask questions during the meeting by remote participation.

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/JNJ2020 and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may log into the meeting platform beginning at 9:45 a.m. Eastern Time on April 23, 2020. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. For your convenience, a duplicate proxy card is enclosed. If you have already voted, no additional action is required.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you wish to submit a question, you may do so during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/JNJ2020, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered at once.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 800-586-1548 (US) or 303-562-9288 (International). Technical support will be available beginning at 9:45 a.m. Eastern Time on April 23, 2020 and will remain available until the meeting has ended.

We thank you for your interest in our Company and look forward to your participation at our virtual Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
Matthew Orlando
Worldwide Vice President, Corporate Governance
Corporate Secretary
March 31, 2020